Exhibit 23 (i)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 1,000,000 shares of American Standard Companies Inc. common stock of our report dated February 13, 1996 with respect to the consolidated financial statements and schedules of American Standard Companies Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



New York, New York
November 18, 1997                                    /s/ ERNST & YOUNG LLP
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